UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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RED CAT HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 9, 2023

To Our Shareholders:

It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Red Cat Holdings, Inc. ("Red Cat").  This year's Annual Meeting will be held on November 6, 2023.  Similar to last year, the meeting will be held on-line to allow for greater participation by all shareholders, regardless of location.  The Annual Meeting will begin at 12 p.m. Eastern Time and can be accessed by calling toll free at 877-407-3088.

The matters expected to be acted upon at the Annual Meeting are listed in the Notice of Annual Meeting of Stockholders and more fully described in the accompanying proxy statement. We have also made available or provided our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 which contains important business and financial information regarding Red Cat.

Your vote is important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares will be represented, please cast your vote as soon as possible via the internet, or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually.

Sincerely,

/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

Your vote is important. As described in your electronic proxy materials notice or on the enclosed paper proxy card and voting instructions, please vote by: (1) accessing the internet website or (2) signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).  Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 6, 2023: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.REDCAT.VOTE ON SEPTEMBER 15, 2023.

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RED CAT HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 6, 2023

To the Shareholders:

Time and Date:	November 6, 2023 at 9 a.m. Eastern Time
Place:	Audio-only conference call at 877-407-3088 (Toll Free)
Items of Business:	1.	Elect the four (4) directors listed in the accompanying proxy statement.
	2.	Ratify the appointment of BF Borgers, CPA, PC as the independent registered public accounting firm of Red Cat Holdings, Inc. for the fiscal year ending April 30, 2024.
	3.	To approve an amendment to the Company's 2019 Equity Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 3,000,000 to a total of 11,750,000.
	4.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Record Date:	Only stockholders of record at the close of business on September 8, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Proxy Voting:	Each share of common stock represents one vote.
Questions:

If you are a registered holder, contact our transfer agent, Equity Stock Transfer, LLC, through its website at www.equitystock.com or by phone at (212) 575-5757.

If you are a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), contact your broker, bank or other agent.

This notice of the Annual Meeting, proxy statement, form of proxy and our 2023 Annual Report are being distributed or made available on or about September 15, 2023.

Whether or not you plan to attend the audio-only conference call Annual Meeting, we encourage you to vote or submit your proxy via the internet, or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

/s/ Joseph Hernon
Joseph Hernon, Corporate Secretary
and Chief Financial Officer

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RED CAT HOLDINGS, INC.

15 AVE. MUNOZ RIVERA, STE 2200

SAN JUAN, PUERTO RICO 00901

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

August 9, 2023

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Red Cat Holdings, Inc. (“we,” “us,” the “Company,” “our company” or “Red Cat”) for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held as an audio-only conference call by calling 877-407-3088 (Toll Free) on November 6, 2023 at 12 p.m. Eastern Time, and any adjournment or postponement thereof. Beginning on or about September 15, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement for the Annual Meeting (this “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 (the “Annual Report”), is being mailed to our stockholders. Our fiscal year ended April 30, 2023 is also referred to herein as “Fiscal 2023.”

INTERNET AVAILABILITY OF PROXY MATERIALS

We are using the internet as the primary means for furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing the proxy materials online, including this Proxy Statement and our Annual Report, and for voting via the internet or by mail. The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We encourage stockholders to take advantage of the online availability of proxy materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

The purpose is to have stockholders vote upon the proposals described in this Proxy Statement

What proposals are scheduled to be voted on at the Annual Meeting?

Stockholders will be asked to vote upon the following three proposals:

1. The election of each of the four (4) directors set forth in Proposal One to serve for a term of one year or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

2. The ratification of the appointment of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ending April 30, 2024.

3. To approve an amendment to the Company's 2019 Equity Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 3,000,000 to a total of 11,750,000.

What is the recommendation of our Board of Directors on each of the proposals scheduled to be voted upon at the Annual Meeting?

Our Board of Directors recommends that you vote your shares:

●	FOR each of the nominees to the Board of Directors (Proposal One);

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●	FOR the ratification of the appointment of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ending April 30, 2024 (Proposal Two);

●	FOR the approval of an amendment to the Company’s 2019 Equity Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 3,000,000 to a total of 11,750,000. (Proposal Three).

Why are we having a virtual only meeting?

While the Covid 19 pandemic has substantially subsided, variants continue to emerge and many individuals remain concerned about meeting in close settings with many people. As a result, we have decided to continue to hold the Annual Meeting in a virtual format which will be conducted via an audio-only conference. We intend to hold the virtual Annual Meeting in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting.

Who may attend and how do I attend?

All holders of our common stock as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting (via webinar or phone call). Set forth below is a summary of the information you need to attend the Annual Meeting:

●	Access the audio-only conference call by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International);

●	Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are also available as follows:

Stockholders of Record: Stockholders of record as of the Record Date can attend the Annual Meeting by calling the live audio conference call at +1-877-407-3088 and presenting your unique control number on the proxy card.

Beneficial Owners: If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. Eastern Time, on November 2nd. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. Access the live audio conference call at +1-877-407-3088 and present your unique control number.

●	Stockholders may submit live questions on the conference line while attending the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. If you encounter any difficulties, please call: 877-804-2062 (Toll Free) or email proxy@equitystock.com.

A replay of the Annual Meeting will be posted as soon as practical on www.redcat.vote.

Who can vote at the Annual Meeting?

Stockholders as of the Record Date are entitled to vote at the Annual Meeting. At the close of business on the record date, _______________, 2023, there were _____________ shares  of our common stock outstanding and entitled to vote.  Each share is entitled to one vote on each matter presented at the Annual Meeting. There is no cumulative voting.

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How do I vote my shares?

Whether you plan to attend the virtual Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Equity Stock Transfer, or you have stock certificates, you may vote:

  By Internet. The website address for Internet voting is www.redcat.vote. Please click “Vote Your Proxy” and enter your control number.
  By mail. Mark, date, sign and mail the Proxy Card, ATTN: Shareholder Services.
  At the Annual Meeting. If you are a shareholder of record, you can participate and vote your shares at the Annual Meeting by visiting www.redcat.vote and then clicking “Vote Your Proxy”. You may then enter the control number included on your Proxy Card and view the proposals and cast your vote.

If your shares are held in “street name,” then your bank, broker or other nominee should provide a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to present a nominee-issued proxy to proxy@equitystock.com by 5:00 p.m. Eastern Time on November 6, 2023, you will not be able to vote your nominee- held shares during the Annual Meeting.

Can I change my vote or revoke my proxy?

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

●	Delivering to our Corporate Secretary a written notice stating that the proxy is revoked;

●	Signing and delivering a proxy bearing a later date;

●	Voting again via internet no later than 7:00 p.m. Eastern Time on November 5, 2023 or

●	Voting again during the Annual Meeting when the Chairman opens the polls

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Will I be able to ask questions at the Annual Meeting?

Shareholders may submit live questions on the conference line while attending the virtual Annual Meeting. Only questions pertinent to meeting matters or our Company will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting, if you vote in advance of the Annual Meeting by mail or internet or by telephone or if you have properly submitted a proxy.

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What is the vote required for each proposal?

For Proposal One, each director will be elected by a plurality of the votes cast, which means that the four (4) individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” to “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” one or more of the nominees you specify. If any nominee is unable or unwilling to serve for any reason, proxies may be voted for such substitute nominee as the proxy holder might determine. Proxies may not be voted for more than five directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

For Proposal Two, ratification of the appointment of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ending April 30, 2024 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the votes cast by stockholders.

For Proposal Three, the approval, an amendment to the company’s 2019 Equity Incentive Stock Plan to increase the number of shares of common stock that can be issued thereunder by 3,000,000 to a total of 11,750,000 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the votes cast by stockholders.

How are abstentions and broker non-votes treated?

Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) and “broker non-votes” are each included in the determination of the number of shares present and entitled to vote at the meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting; however, neither abstentions nor broker non-votes are counted as voted either for or against a proposal and, as such, will not affect the outcome of the vote on any proposal.

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker has not received voting instructions from you and is not authorized to vote on that proposal without instructions. A broker is authorized to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, but is not authorized to vote shares held for a beneficial owner on “non-routine” matters without instructions from the beneficial owner of those shares.

Proposals One and Three are each considered a “non-routine” matter. If you do not provide your broker with specific instructions on how to vote your shares, the broker that holds your shares will not be authorized to vote on Proposals One and Three. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Proposal Two is considered a “routine” matter. Brokers have discretionary authority to vote shares that are beneficially owned on Proposal Two.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card via the internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other information furnished to stockholders. Following the original mailing of the proxy materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the proxy materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote via the internet, you are responsible for any internet access charges you may incur.

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Where can I find the voting results?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of our Board of Directors

Our board of directors currently consists of four members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

Our Board has determined that all of our present directors are independent, in accordance with standards under the Nasdaq Listing Rules, other than Mr. Thompson. Our Board determined that, under the Nasdaq Listing Rules, Mr. Thompson is not an independent director because he is the Chief Executive Officer and President of the Company.

Our Board has determined that Christopher Moe, Nicholas Liuzza, and Joseph Freedman are independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that Nicholas Liuzza, Christopher Moe and Joseph Freedman are independent under the Nasdaq Listing Rules independence standards for Compensation Committee members and that Joseph Freedman and Nicholas Liuzza are independent under the Nasdaq Listing Rules independence standards for Governance and Nominating committee members.

Committees of the Board of Directors

Audit Committee

The Audit Committee is composed of three independent directors: Christopher Moe, Nicholas Liuzza, and Joseph Freedman. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Audit Committee Financial Expert

Our Board determined that Christopher Moe is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.

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Compensation Committee

The Compensation Committee, which currently consists of Nicholas Liuzza, Christopher Moe and Joseph Freedman each of whom are independent directors. Among other things, the Compensation Committee reviews, recommends, and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant. The Compensation Committee is guided by, and seeks to promote, the best interests of the Company and its shareholders.

In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation, as well as benefit plans and programs, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers, as well as other employees and consultants.

The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

Governance and Nominating Committee

The Governance and Nominating Committee, consists of Joseph Freedman, Nicholas Liuzza, and Christopher Moe each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

The Governance and Nominating Committee (i) identifies individuals qualified to become members of the Board consistent with criteria approved by the Board, (ii) recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected, (iii) recommends to the Board candidates to fill any vacancies on the Board, (iv) develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company, and (v) oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of stockholders, the Governance and Nominating Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a publicly-held company (iii) experience in the Company’s industry, (iv) experience as a board member of another publicly-held company, (v) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company, (vi) practical and mature business judgment, (vii) and composition of the Board (including its size and structure).

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The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

In appropriate circumstances, the Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

Special Committee

In September 2022, the Red Cat Board of Directors established a Special Committee ("SC") with a mandate to oversee and manage the negotiation, structure, and terms of the anticipated UMAC transaction. Additionally, the committee is tasked with providing essential support for this transaction and managing any other matters that may be assigned to them by the board. Joe Freedman and Chris Moe were chosen as Co-Chairs of the committee and were authorized to receive a payment of $15,000 each for their time.

Upon the execution or termination of the UMAC transaction and the satisfactory resolution of all other assigned matters, the Special Committee will have fulfilled its purpose and will be dissolved.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience in operating and growing businesses.

Board Leadership Structure

Jeffrey Thompson serves as the Chairman of the Board and actively interfaces with management, the Board and counsel regularly.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides the directors with access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Jeffrey Thompson, Chairman of the Board, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us is that we have never been profitable and we have limited financial resources to support our operations.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

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Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors and its Chief Operating Officer. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including (i) the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, (iii) the prompt reporting of illegal or unethical behavior, and (iv) accountability for adherence to the Code of Ethics.

Changes in Nominating Process

There are no material changes to the procedures by which security holders may recommend nominees to our Board.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the four nominees named below be elected as a director to serve until our next annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

There are no family relationships among our directors and executive officers.

NOMINEES TO OUR BOARD OF DIRECTORS

The nominees, their ages as of August 1, 2023,  and biographical information are set forth below:

Jeffrey M. Thompson, Director, President and Chief Executive Officer, Age 59

Jeffrey Thompson has been President and Chief Executive Officer of the Company since May 15, 2019. In December 1999, Mr. Thompson founded Towerstream Corporation (Nasdaq:TWER), a fixed-wireless fiber alternative company delivering high-speed internet access to businesses, and served as its president, chief executive officer and a director from November 2005 to February 2016. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.

Mr. Thompson’s management and public company experience and his role as President and Chief Executive Officer of the Company, led to his appointment as a director.

Joseph Freedman, Director, Age 57

Joe Freedman is an entrepreneur with experience in launching, growing, and successfully exiting businesses in executive search, title insurance, legal services, and hospitality. His entrepreneurial journey includes turnarounds, mergers & acquisitions, as well as winding down and liquidating the assets of an unprofitable business. Prior to selling three businesses to NYSE-listed, private equity, and privately held companies, he successfully built them into industry market leaders. Five companies led by Mr. Freedman were listed on the Inc. 500/5000 a total of 15 times, with one ranking in the top 100.

In 2006, Mr. Freedman co-founded Peachtree Tents & Events Holdings, LLC, where he served as chief executive officer until 2021 and currently serves on the board. Previously, he co-founded and served as chief executive officer of RFx Legal, LLC, Richmond Title, LLC, and AMICUS Legal Staffing, Inc. until their acquisitions.

In addition to his entrepreneurial pursuits, Mr. Freedman actively participates in various civic boards, including the Entrepreneurs’ Organization (Nashville Chapter), where he has held multiple board positions, including that of president. Currently, he holds the position of Governance Chair. In 2022, Mr. Freedman established the nonprofit organization, Drones For Good Worldwide, driven by his passion for making a positive impact. The organization focuses on providing drones to support humanitarian efforts during disasters worldwide.

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Mr. Freedman holds a B.S. degree in Finance from Louisiana State University and a Juris Doctorate from Northwestern California University School of Law. His experience in recruiting, business, and finance has provided the foundation for his appointment to the Board of the Company.

Nicholas Liuzza Jr., Director, Age 57

Nicholas Liuzza Jr. has been a director of the Company since June 1, 2019. Mr. Liuzza co-founded Beeline Loans, a Digital Mortgage Lender in 2019. Previously, Mr Liuzza founded Linear Title & Closing, Ltd, a highly automated, and one of the largest, private national title agencies in the U.S in 2005. In 2012, he founded Nexgen Mortgage Services. Both companies merged with Real Matters and went public on the Toronto Stock Exchange (TSX) in 2018 at a $1 billion valuation. Nick served as Executive Vice President of Real Matters, Inc. and exited in 2020 to work for Beeline Loans. Mr. Liuzza founded New Age Nurses, a healthcare staffing company which he grew into a national provider of healthcare personnel services which became the platform for a reverse merger which listed on the OTC upon its acquisition in 2003 by Crdentia. Prior thereto, Mr. Liuzza was Executive Vice President of AMICUS Legal Staffing, a national staffing services provider with a specialization in real estate transactions. Mr. Liuzza started his career with Xerox Corporation in 1988. Mr. Liuzza’s more than 20 years of experience as an entrepreneur in the software industry and his sales and software development experience led to his appointment as a director.

Christopher R. Moe, Director, Age 67

Christopher R. Moe serves as the Chief Financial Officer and Director of Yates Electrospace Corporation, a heavy payload autonomous cargo delivery drone developer and producer. Earlier he was the Chairman, Chief Executive Officer and co-Founder of ProBrass Inc., a rifle brass cartridge case manufacturing company. Previously he was the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles and Chief Financial Officer and Director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. Earlier he served as the Chief Financial Officer & Director of Vectrix Corporation (LSE:VRX), Managing Director of GH Ventures, Managing Director of Kirkland Investment Corporation, Chief Executive Officer of St. Louis Ship Industries, Vice President of Wasserstein, Perella & Co.’s merchant banking fund and Vice President/Area Head with Citicorp’s Leveraged Capital Group. He served as a Captain of United States Marines and deployed with artillery and infantry units twice to the Western Pacific and Indian Ocean. He is the Treasurer of The Pennfield School and the former Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School.

Mr. Moe’s experience in operational finance, and with venture capital, private equity, M&A, and corporate finance transactions, both as agent and principal, with a focus on transportation, provide the basis upon which the Company appointed him to the Board.

Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director during Fiscal 2023. Mr. Thompson is not included in the table below, as he is employed as our Chief Executive Officer and receives no compensation for his service as director. The compensation received by Mr. Thompson as an employee is included in the “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Options Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Total
Joseph Freedman	$56,983	$64,652	—	—	—	$121,635
Nicholas Liuzza	$46,485	$58,437	—	—	—	$104,922
Jonathan Read (3)	$21,220	$14,999	—	—	—	$36,219
Christopher Moe	$48,770	$64,652	—	—	—	$113,422
Mary Beth Long (4)	$18,554	$25,589	—	—	—	$44,143

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(1)	We value stock awards based on their fair value on the date that awards vest. Fair value is calculated by multiplying the number of awards vesting times the Company’s closing stock price on the date of vesting.

(2)	We value option awards in accordance with Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Fair value is determined based on the Black-Scholes Model using inputs reflecting our estimates of expected volatility, term, discount rates and dividend expectations. Compensation expense is recognized based on the vesting terms of the award.

(3)	Mr. Read resigned on November 14, 2022.

(4)	Ms. Long was appointed on November 14, 2022 and resigned July 25, 2023.

Non-Employee Director Compensation Arrangements

In April 2022, the Board of Directors established a formal compensation plan for Non-Employee Directors. Under the plan, Non-Employee Directors shall receive annual compensation of $100,000 consisting of:

•	$40,000 in cash compensation, payable in monthly installments beginning May 1, 2022

•

$60,000 in equity compensation, payable in the form of shares of restricted common stock to be issued on May 1 annually, with 25% of the shares vesting immediately and the remaining 75% vesting in 24 monthly installments beginning on June 1

In addition, the Chairman of each Committee of the Board shall receive additional annual cash compensation, payable in monthly installments, as follows:

•	$10,000 - Audit Committee

•	$6,000 - Compensation Committee

•	$5,000 - Nominating and Governance Committee

In addition, in November 2022, the Board of Directors established Lead Director compensation of $22,500 annually, payable monthly as well as a one-time payment of $15,000 to each member of the Special Committee, payable in the form of fully vested restricted common stock. This resulted in total compensation to each Non-Employee Director for the fiscal year ended April 30, 2023 as follows:

•	$121,635 to Joseph Freedman, consisting of $40,000 for board service, $733 as Chairman of the Compensation Committee, $5,000 as Chairman of the Nominating and Governance Committee, $11,250 as Lead Director, and $64,652 representing the fair value of the 30,353 shares which vested in the fiscal year ended April 30, 2023.

•	$104,922 to Nicholas Liuzza, consisting of $40,000 for board service, $1,218 as Chairman of the Audit Committee. $5,267 as Chairman of the Compensation Committee and $58,437 representing the fair value of the 27,435 shares which vested in the fiscal year ended April 30, 2023.

•	$36,219 to Jonathan Read, consisting of $21,220 for board service and $14,999 representing the fair value of the 7,042 shares which vested in the fiscal year ended April 30, 2023.

•	$113,422 to Christopher Moe consisting of $40,000 for board service, $8,770 as Chairman of the Audit Committee and $64,652 representing the fair value of the 30,353 shares which vested in the fiscal year ended April 30, 2023.

•	$44,143 to Mary Beth Long, consisting of $18,554 for board service and $25,589 representing the fair value of the 21,324 shares which vested in the fiscal year ended April 30, 2023.

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In May 2023, the Board of Directors established Board compensation for the fiscal year ended April 30, 2024.  Base compensation was established at $105,000, consisting of $45,000 in cash and $60,000 in restricted stock awards.  In addition, Leadership compensation, payable in cash, was established at $25,000 for Joe Freedman, $20,000 for Christopher Moe, $10,000 for Nick Liuzza, and $10,000 for Mary Beth Long.  Finally, Committee compensation, payable in restricted stock awards, was established at $30,000 for each of Joe Freedman and Chris Moe.  Total compensation for fiscal 2024 was established at $160,000 for Joe Freedman, $155,000 for Chris Moe, $115,000 for Nick Liuzza, and $115,000 for Mary Beth Long.  The number of shares of restricted stock to be awarded shall be based on the $1.06 closing price on May 15, 2026, the date these actions were approved.  Cash payments shall be made monthly in arrears and the restricted stock awards shall vest as follows: (i) 25% on May 16, 2023, (ii) 25% on November 16, 2023, (iii) 25% on February 16, 2024, and (iv) 25% on May 16, 2024.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF THE FOUR DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BF Borgers, CPA, PC as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending April 30, 2024, and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ending April 30, 2024 requires the affirmative vote of a majority of the votes cast by stockholders. In the event that BF Borgers, CPA, PC is not ratified by our stockholders, the Audit Committee will review its future selection of BF Borgers, CPA, PC as our independent registered public accounting firm.

BF Borgers, CPA, PC audited our financial statements for the fiscal year ended April 30, 2023.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, BF Borgers, CPA, PC periodically rotates the individuals who are responsible for our audit. During the years ended April 30, 2023 and April 30, 2022, fees for services provided by BF Borgers, CPA, PC were as follows:

	Fiscal Year Ended
	April 30, 2023	April 30, 2022
Audit fees (1)	$187,000	$163,500
Audit-related fees (2)	—	43,200
Tax fees (3)	43,251	56,139
Other fees (4)	—	—
Total fees	$230,251	$262,839

(1)	Consists of fees rendered in connection with the audit of our consolidated financial statements included in our annual report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

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(4)	Consists of fees for professional services other than those reported in the categories above, including access to resource materials and portals.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE: AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2019 EQUITY INCENTIVE STOCK PLAN

 AMENDMENT OF 2019 EQUITY INCENTIVE PLAN

Stockholders of the Company have previously approved our 2019 Equity Incentive Plan. The Board has adopted a resolution approving an increase in the number of shares authorized under the 2019 Equity Incentive Plan (the "Plan") subject to shareholder approval. This proposal would increase the number of shares authorized for issuance under the Plan from 8,750,000 to 11,750,000, representing an increase of 3,000,000. A copy of the Plan is attached as Exhibit 10.1.

Overview and purpose of the shareholder approval

The Plan allows us to incentivize the Company’s key employees, consultants, officers and directors with long-term compensation awards, such as stock options, restricted stock, and restricted stock units. Equity incentives may form an integral part of the compensation paid to the Company’s employees, particularly those in positions of key importance, and directors. All of the shares authorized for issuance under the Plan have been issued. An increase in the authorized number of shares is important to the Company’s ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today, and to attract independent directors.

No appraisal rights

Shareholders have no rights under the Nevada Revised Statutes or under the Company’s charter documents to exercise dissenters’ rights of appraisal with respect to the approval of an increase in the number of shares authorized under the Plan.

Background

The Plan is a broad-based equity incentive plan in which all employees, consultants and directors of the Company and its affiliates and such other individuals designated by the Board or committee administering the plan who are reasonably expected to become employees, consultants and directors are eligible to participate (collectively the “Eligible Parties”). The purpose of the Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company and other equity-based awards, (i) an incentive to its Eligible Parties who are in a position to contribute materially to the prosperity of the Company, (ii) to increase such persons’ interests in the Company’s welfare by encouraging them to continue their services to the Company, and (iii) by enabling the Company to attract individuals of outstanding ability to become Eligible Parties of the Company.

Administration and eligibility

The Plan is to be administered by the Board, or by the Compensation Committee if appointed by the Board to administer the Plan, which collectively we refer to as the “Administrator.” The Board may delegate to officers of the Company the power to grant awards to the extent permitted by the laws of the State of Nevada.

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Awards granted under the Plan may be Incentive Stock Option (“ISOs”), Non-Qualified Stock Options, Stock Appreciation Rights (“SARs”), restricted stock, or restricted stock units which are awarded to Eligible Parties, who, in the opinion of the Administrator, have contributed, or are expected to contribute, materially to the Company’s success.

The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Administrator, in its sole discretion.

Share Limit

The maximum number of shares of Common stock, or common stock underlying other securities such as options, that may be issued pursuant to the Plan is presently 8,750,000. All such shares have been issued. Proposal Three would increase the number of shares issuable under the Plan to 11,750,000 representing an increase of 3,000,000.

Stock options

The Administrator may grant either qualified options, which are options that qualify as ISOs under Section 422(b) of the Internal Revenue Code, or Non-Qualified Stock Options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Administrator, including conditions for exercise that must be satisfied, which typically will be based solely on the continued provision of services as an employee consultant. The purchase price of shares of common stock covered by an ISO cannot be less than 100% of the fair market value of the common stock on the last trading day prior to the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the trading date before the option is granted.

Stock appreciation rights

An SAR entitles the holder to receive, as designated by the Administrator, cash or shares of common stock, having a value equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Administrator.

The exercise price of each SAR granted under the Plan shall be established by the Administrator or shall be determined by the method established by the Administrator at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of the grant of the SAR, or such higher price as is established by the Administrator. Shares of common stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Administrator may establish in the applicable SAR agreement or document, if any.

 Restricted stock awards

A restricted stock award gives the recipient a stock award subject to restriction on sale. The Administrator determines the terms and conditions of restricted stock awards, including the number of shares of restricted stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award generally will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive cash dividends as well as share and property distributions on the shares.

Restricted stock units

A restricted stock unit gives the recipient the right to receive a number of shares of the Company’s common stock on the applicable vesting or later delivery dates. Delivery of the underlying restricted stock may be deferred beyond vesting as determined by the Administrator. The Administrator determines the terms and conditions of restricted stock units, including the number of units granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award and possess no incidents of ownership with respect to the underlying common stock until shares are delivered.

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Term, termination and amendment

The Board may terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate 10 years after the effective date of the Plan. No award may be granted under the Plan once it is terminated. Termination of the Plan shall not impair rights or obligations under any award granted while the Plan is in effect, except with the written consent of the grantee. The Board at any time, and from time to time, may amend the Plan; provided, however, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws or required by the rules of the principal national securities exchange or trading market upon which the Company’s common stock trades.

The Board may amend the terms of any award, however, the rights under the award shall not be impaired except with the written consent of the grantee. In addition, any change in the purchase price or exercise price of any outstanding award will not be effective without shareholder approval.

All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company including (i) a termination of employment for cause, (ii) violating the Company’s insider trading guidelines, (iii) breach of a duty of confidentiality, (iv) competing with the Company, (v) soliciting Company personnel after employment is terminated, (vi) failure to be available to the Company after termination of employment if such failure is a condition of any agreement, (vii) failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the participant, or (viii) other conduct by the participant that is detrimental to the business or reputation of the Company or its affiliates as determined by the Board. Any award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Board).

Adjustments upon changes in capitalization

The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator.

Federal income tax consequences

The following is a brief summary of the principal U.S. federal income tax consequences with respect to awards granted under the Plan.

Restricted stock awards

The recipient of a restricted stock award does not have taxable income upon receipt of the award except to the extent that award is vested or not subject to a substantial risk of forfeiture. When all or a portion of the restricted stock award vests, the recipient will recognize ordinary income in an amount equal to the difference of the fair market value of the shares on the date of vesting and the amount paid for such restricted stock award, if any.

Upon the vesting of a restricted stock award, the Company will be entitled to a corresponding income tax deduction in the tax year in which the restricted stock award vested.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the recipient will not realize any additional taxable income when the shares become vested.

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Stock options

The recipient does not recognize any taxable income as a result of a grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. When the shares are sold, any difference between the sale price and the fair market value of the shares on the date of exercise will generally be treated as long term or short term capital gain or loss, depending on whether the stock was held for more than one year. Upon the exercise of a Non-Qualified Stock Option, the Company will be entitled to a corresponding income tax deduction in the tax year in which the option was exercised.

Upon exercise of an ISO, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the ISO or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the ISO; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the recipient disposes of the shares within the two-year or one-year periods referred to above, the recipient will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gains treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock appreciation rights

A recipient does not recognize any taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the recipient will recognize ordinary income in an amount equal to cash received or the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.

Upon the exercise of a SAR, the Company will be entitled to a corresponding income tax deduction in the tax year in which the SAR was exercised.

Transfer

Except for ISOs, all awards are transferable subject to compliance with the securities laws and the Plan. ISOs are only transferable by will or by the laws of descent and distribution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 10, 2023, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, STE 2200, San Juan, PR 00901.

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The percentages below are calculated based on 55,574,427 shares of common stock issued and outstanding as of August 10, 2023.

Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors:
Jeffrey Thompson	12,792,057	(1)	22.81%
Joseph Hernon	1,433,178	(2)	2.53%
Allan Evans	1,337,734	(3)	2.41%
Nicholas Liuzza	1,410,309	(4)	2.52%
Joseph Freedman	443,822	(5)	0.79%
Christopher Moe	73,317	(6)	0.13%
All executive officers and directors as a group (6 persons)	17,490,417		31.19%
Other 5% Holders
Gregory French	4,815,533		8.67%

(1) Includes 12,292,057 shares of common stock, and 500,000 shares issuable upon the exercise of options.

(2) Represents 361,177 shares of common stock, 1,000,000 shares issuable upon the exercise of options, and 2,990 shares of restricted stock vesting in the next 60 days, and 69,011 options vesting in the next 60 days.

(3) Represents 1,337,734 shares of common stock.

(4) Consists of 970,319 shares of common stock, 335,000 shares issuable upon the exercise of warrants, 100,000 shares issuable upon the exercise of options, and 4,990 shares of restricted stock vesting in the next 60 days.

(5) Includes 191,474 shares of common stock, 250,00 shares issuable upon the exercise of options, and 2,348 shares of restricted stock vesting in the next 60 days.

(6) Includes 70,969 shares of common stock, and 2,348 shares of restricted stock vesting in the next 60 days.

Change-in-Control Agreements

The Employment Agreements of the Company’s Executive Officers include standard change-in-control provisions under which an officer is entitled to terminate the agreement, and receive the stated severance payments, if a third party acquires more than a 50% ownership interest in the Company or there are other significant changes in the operating structure of the Company.

Potential Payments and Benefits Upon Termination or a Change in Control

Our named executive officers are entitled to certain benefits in the event their employment is terminated without cause by the Company or for good reason by the Executive, as described in the Employment Agreements. The following table describes the potential payments and benefits to each of our named executive officers, as if these obligations were payable on April 30, 2023. The actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred. In the event of a named executive officer’s death, the named executive officer’s beneficiary, legal representative or estate would receive the named executive officer’s potential payments.

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Potential Payments and Benefits	Jeffrey Thompson	Joseph Hernon	Allan Evans
Base Salary (1)	$600,000	$230,000	$230,000
Healthcare Benefits (2)	$32,261	$6,745	$12,798
Equity Awards Vesting on Termination (3)	$—	$159,300	$—
Total	$632,261	$396,045	$242,798

(1) Represents the named executive officer’s base salary payable over twenty-four (24) months for Thompson and twelve (12) months for Hernon and Evans.

(2) Represents the cost of continued healthcare coverage for 18 months for Thompson and 12 months for Hernon and Evans. This value is based upon the type of health insurance coverage and premiums in effect on April 30, 2023.

(3) Represents the value attributable to the accelerated vesting of unvested shares of restricted stock and stock options. The value of accelerated options is determined by multiplying the number of options accelerated by the difference between the closing price of our common stock and the exercise price of the options. The value of accelerated stock is determined by multiplying the number of shares accelerated by the closing price of our common stock on April 30, 2023 which was $0.885.

EXECUTIVE OFFICERS

Our executive officers and their ages, as of August 1, 2023, and biographical information are set forth below.

Name	Age	Position

Jeffrey M. Thompson	59	President, Chief Executive Officer and Director

Allan Evans	39	Chief Operating Officer

Joseph Hernon	63	Chief Financial Officer, Treasurer and Secretary

Jeffrey M. Thompson, President and Chief Executive Officer

Jeffrey Thompson has been President and Chief Executive Officer of the Company since May 15, 2019. In December 1999, Mr. Thompson founded Towerstream Corporation (Nasdaq:TWER), a fixed-wireless fiber alternative company delivering high-speed internet access to businesses, and served as its president, chief executive officer and a director from November 2005 to February 2016. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.

Mr. Thompson’s management and public company experience and his role as President and Chief Executive Officer of the Company, led to his appointment as a director.

Joseph Hernon, Chief Financial Officer and Secretary

Joseph Hernon has been Chief Financial Officer and Secretary of the Company since January 23, 2020. Mr. Hernon has extensive experience as a Chief Financial Officer over the course of his 35-year career. Mr. Hernon was a financial consultant to various private companies from May 2016 until January 2020. Prior to that, Mr. Hernon was the Chief Financial Officer for three public companies including most recently, Towerstream Corporation from May 2008 through May 2016. Previously, Mr. Hernon was employed for almost 10 years by PricewaterhouseCoopers in its audit practice and was a Senior Business Assurance Manager during his last five years with the firm. Mr. Hernon is a certified public accountant, but not presently licensed to practice, and earned a Master’s degree in Accountancy from Bentley University in 1986.

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Dr. Allan Evans, Chief Operating Officer

Dr. Allan Evans is a serial entrepreneur with a history of founding and leading technology innovation. He has extensive experience in overseeing different emerging technologies. Prior to becoming Chief Operating Officer of the Company, Dr. Evans was the Chief Executive Officer of our subsidiary, Fat Shark. From August 2017 to October 2020, Dr. Evans served as a board member for Ballast Technologies, a company that specialized in technology for location-based entertainment. In November 2012, he co-founded Avegant, a technology company focused on developing next-generation display technology to enable previously impossible augmented reality experiences. He led design, development, and initial production of the Glyph head mounted display and oversaw technology research and patent strategy while serving as Chief Technology Officer of Avegant until 2016. Dr. Evans received a PhD and M.S. degree in electrical engineering from the University of Michigan and has a B.S. degree from Michigan State University. Dr. Evans has 45 pending or issued patents that cover a range of technologies from implantable medical devices to mixed reality headsets. Academically, his work has an h-index of 15, an i-index of 27, and has been cited in more than 900 publications. He has extensive experience with new technologies, engineering, business development, and corporate strategy, and his expertise in these areas strengthens the company’s collective knowledge and capabilities.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to each Officer with compensation exceeding $100,000 during the fiscal years ended April 30, 2023 and 2022 (each a “Named Executive Officer”).

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation (3)	Total
Jeffrey Thompson	2023	$300,000	$165,345		$347,582	$812,927
Chief Executive Officer and President	2022	$255,333	$153,600	$—	$—	$408,933

Joseph Hernon (1)	2023	$230,000	$126,304		$451,988	$808,292
Chief Financial Officer and Secretary	2022	$191,500	$128,000	$—	$185,400	$504,900

Allan Evans (2)	2023	$230,000	$126,904		$651,872	$1,008,776
Chief Operating Officer	2022	$181,918	$136,000	$—	$875,341	$1,193,259

(1)	Joseph Hernon joined the Company in January 2020

(2)	Allan Evans joined the Company in November 2020

(3)	Represents the fair value of restricted stock upon its vesting as follows: (i) Thompson – 153,120 shares in fiscal 2023; (ii) Hernon – 231,360 shares in fiscal 2023 and 75,000 shares in fiscal 2022; and (iii) Evans – 401,702 shares in fiscal 2023 and 369,318 shares in fiscal 2022.

2019 Equity Incentive Plan

In May 2019, shareholders approved the Company’s 2019 Equity Incentive Plan (the “Plan”). The Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.

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The terms of awards under the Plan are made by the Board or by a compensation committee appointed by the Board. The Company has reserved 8,750,000 shares for issuance under the Plan. The Company has proposed an amendment to the Plan which would increase the number of shares reserved for issuance to 11,750,000.  This amendment is subject to shareholder approval. The Board may terminate the Plan at any time. Unless sooner terminated, the Plan will terminate ten years after the effective date of the Plan. All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company as described in the Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

The following table sets forth information concerning our equity compensation plans as of April 30, 2023.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and vesting of restricted stock	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,307,341	$1.88	1,442,659

Equity compensation plans not approved by security holders	—	$—	—
(1)	Represents stock options issued and restricted stock units awarded under the Company’s 2019 Equity Incentive Plan.

Employment Agreements

Employment Agreement with Jeffrey Thompson, Chief Executive Officer

On March 31, 2021, the Company entered into an employment agreement (the “Employment Agreement”) with Jeffrey M. Thompson, the Company’s Chief Executive Officer. The Employment Agreement provides for an initial term of one year and will renew for successive one-year terms unless either party provides written notice of their intent not to renew the agreement at least three months prior to expiration. The Employment Agreement provides for a base salary of $248,000 per year. On April 29th 2022, Mr. Thompson’s base salary was increased to $300,000. In any fiscal year in which the Company's (a) market capitalization is at least $500,000,000 and (b) its traded price per share is at least $6.00 on a national securities exchange for 60 consecutive days (the “Incentive Criteria”), Mr. Thompson may elect to receive all or any portion of the base salary for a subsequent period in shares of Company common stock valued at the thirty-day VWAP for each pay period for which the election is applicable.

In connection with the Employment Agreement, the Company granted Mr. Thompson fully-vested 10-year stock options to purchase 500,000 shares of the Company's common stock (the “Options”) pursuant to the Company’s 2019 Equity Incentive Plan (the "Stock Plan"). The Options are exercisable at $3.95 per share which represents the fair market value of the Company’s common stock on the date of grant.

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Effective May 16, 2023, the Company extended the Employment Agreement with Mr. Thompson to May 10, 2026. In addition, Mr. Thompson was granted an option to purchase 1,250,000 shares of common stock at an exercise price of $1.06. The options vest annually over 3 years and have a 10 year term.

Mr. Thompson may earn an annual bonus, in an amount up to 200% of his base salary, based upon attaining goals and objectives defined by the Compensation Committee. If the Incentive Criteria is attained, then Mr. Thompson may elect to receive all or any portion of his bonus in common stock of the Company, valued at the thirty-day VWAP on the date set for payment of the bonus.

The Employment Agreement contains certain “clawback” provisions which are triggered upon a restatement of financial results of the Company which were the basis for payment of compensation to Mr. Thompson. Under the clawback provisions, Mr. Thompson will be required to repay any annual bonus and stock-based compensation to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of the Employment Agreement for any reason, Mr. Thompson will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any, and payment of all accrued but unused vacation time and any reimbursable expenses. As defined in the agreement, upon termination by (i) the Company for any reason other than “Cause”, or (ii) by Mr. Thompson for “Good Reason”, then Mr. Thompson will also be entitled to: (i) twenty-four (24) months of his then Base Salary; (ii) continued participation in the Company's health and welfare benefit plans to be paid in full by the Company for at least twelve (12) months; and (iii) immediate vesting of all stock options/equity awards.

Employment Agreement with Joseph Hernon, Chief Financial Officer

On July 1, 2021, the Company entered into an Employment Agreement with Joseph Hernon to serve as chief financial officer of the Company. The Employment Agreement will automatically renew for successive one-year terms unless either party notifies the other party at least three months prior to the expiration of the then current term of its desire to terminate the Employment Agreement. The Employment Agreement provides for a base salary equal to at least 75% percent of the salary of the Company’s Chief Executive Officer. On April 29, 2022, Mr. Hernon's base salary was increased to $230,000. Mr. Hernon is also eligible for an annual cash bonus of up to 150% percent of his base salary.

In connection with the Employment Agreement, the Company granted Mr. Hernon 375,000 shares of the Company’s common stock, of which 45,000 vested on November 1, 2021, with the remaining 330,000 shares vesting in 11 equal quarterly installments commencing on February 1, 2022, subject to his continued employment by the Company. The shares will vest immediately upon a change of control, as defined in the Company’s Stock Plan. Hernon will also be eligible for additional awards under the Stock Plan.

On July 24, 2023, the Company granted an equity award to Mr. Hernon comprised of (i) 15,625 shares of restricted stock and (ii) options to purchase 276,042 shares of common stock at an exercise price of $1.12.  Both the restricted stock and the options vest as follows: (i) 25% on September 30, 2023, (ii) 25% on December 31, 2023, (iii) 25% on March 31, 2024, and (iv) 25% on June 30, 2024.

The Employment Agreement contains certain “clawback” provisions which are triggered upon a restatement of financial results of the Company which were the basis for payment of compensation to Mr. Hernon. Under the clawback provisions, Mr. Hernon will be required to repay any annual bonus and stock-based compensation to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of the Employment Agreement for any reason, Mr. Hernon will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any, and payment of all accrued but unused vacation time and any reimbursable expenses. As defined in the agreement, upon termination by (i) the Company for any reason other than “Cause”, or (ii) by Mr. Hernon for “Good Reason”, then Mr. Hernon will also be entitled to: (i) twelve (12) months of his then Base Salary; (ii) continued participation in the Company's health and welfare benefit plans to be paid in full by the Company for at least twelve (12) months; and (iii) immediate vesting of all stock options/equity awards.

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Employment Agreement with Allan Evans, Chief Operating Officer

On January 11, 2021, the Company entered into an Employment Agreement with Allan Evans (“Evans”), to serve as chief executive officer of Fat Shark, a wholly owned subsidiary of the Company. In June 2021, Mr. Evans was appointed Chief Operating Officer of the Company. The Employment Agreement will automatically renew for successive one-year terms unless either party notifies the other party at least three months prior to the expiration of the then current term of its desire to terminate the Employment Agreement. The Employment Agreement provides for a base salary equal to at least 70% percent of the salary of the Company’s Chief Executive Officer. On April 29, 2022, Mr. Evans' base salary was increased to $230,000. Mr. Evans is also eligible to receive an annual cash bonus of up to 100% percent of his base salary.

In connection with the Employment Agreement, the Company granted 1,000,000 shares of common stock to Mr. Evans, of which 250,000 vested on January 11, 2021, with the remaining 750,000 shares vesting in 36 equal monthly installments commencing on February 28, 2021, subject to his continued employment with the Company. The shares will vest immediately upon a change of control, as defined in the Company’s Stock Plan. On April 25th, 2022, the vesting of 125,000 shares accelerated when the Company received payment of $250,000 related to the sale of services at a net profit margin higher than that realized from similar sales over the prior 12 months. Other acceleration provisions in the Employment Agreement include (i) 250,000 shares shall vest immediately if the Company's stock price closes at or above $5.00 per share for 30 consecutive days; and (ii) 125,000 shares shall vest immediately upon receipt of payment from any unrelated third-party purchaser of goods or services in an amount of $1,000,000 (exclusive of any payments which previously resulted in an acceleration of vesting) at a net profit margin no less than the average net profit margin for similar goods or services during the preceding 12 months. Evans will also be eligible for additional awards under the Plan.

Effective May 16, 2023, the Company extended the Employment Agreement with Mr. Thompson to May 10, 2026. In addition, Mr. Thompson was granted an option to purchase 875,000 shares of common stock at an exercise price of $1.06. The options vest annually over 3 years and have a 10 year term.

The Employment Agreement contains certain “clawback” provisions which are triggered upon a restatement of financial results of the Company which were the basis for payment of compensation to Mr. Evans. Under the clawback provisions, Mr. Evans will be required to repay any annual bonus and stock-based compensation to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of the Employment Agreement for any reason, Mr. Evans will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any, and payment of all accrued but unused vacation time and any reimbursable expenses. As defined in the agreement, upon termination by (i) the Company for any reason other than “Cause”, or (ii) by Mr. Evans for “Good Reason”, then Mr. Evans will also be entitled to: (i) twelve (12) months of his then Base Salary; (ii) continued participation in the Company's health and welfare benefit plans to be paid in full by the Company for at least twelve (12) months; and (iii) immediate vesting of all stock options/equity awards.

The table below reflects option awards made to each Named Executive Officer that were outstanding on April 30, 2023.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Expiration Date
Jeffrey M. Thompson	3/31/2021	500,000	—	$3.95	3/31/2031
Joseph Hernon	1/23/2020	1,000,000	—	$0.82	1/23/2030
Allan Evans	—	—	—	—	—

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The table below reflects stock awards that were outstanding and that had not vested as of April 30, 2023.

Name	Number	Market value
Jeffrey M. Thompson	—	—
Joseph Hernon	180,000	$ 158,400
Allan Evans	—	—

There were no unearned equity incentive plan awards outstanding at April 30, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Since May 1, 2021, the Company was a party to certain transactions in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest. In January 2022, the Company determined that a senior executive had relocated in 2021 but their compensation had not been subject to the income tax withholding required by the new jurisdiction. In March 2022, the Company entered into a note agreement with the employee in the amount of $510,323, representing the estimated taxes owed by the employee related to the compensation. The note agreement was repaid in full in August 2022.  In 2020, the Company received advances totaling $79,000 from Aerocarve which was controlled by the Company's Chief Executive Officer. The parties agreed that the funds would bear interest at 5% annually until repaid. The balance was repaid in May 2021.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% percent of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such filings and other information available to us, as well as representations from the Reporting Persons, we believe that during the fiscal year ended April 30, 2023, the Reporting Persons timely filed all such reports, except that the following forms were filed late by the indicated individuals:

•	Allan Evans for four Form 4’s related to shares of vested stock which were withheld by the Company to satisfy tax withholding obligations
•	Joseph Hernon for one Form 4 reporting shares of restricted stock which vested, net of shares withheld by the Company to satisfy tax withholding obligations

•	Nick Liuzza for one Form 4 related to open market purchases and sales of shares of common stock
•	Mary Beth Long for a Form 3 reporting her equity holdings upon becoming a Director of the Company

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee has reviewed and discussed with our management and BF Borgers CPA PC our audited consolidated financial statements for the fiscal year ended April 30, 2023. Our Audit Committee has also discussed with BF Borgers CPA PC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from BF Borgers CPA PC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with BF Borgers CPA PC its independence from us.

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Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 for filing with the SEC.

Submitted by the Audit Committee

Christopher Moe

Nicholas Liuzza

Joseph Freedman

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

●      Registered Owner (you hold our common stock in your own name through our transfer agent, Equity Stock Transfer, LLC, or you are in possession of stock certificates): visit www.equitystock.com and log into your account to enroll.

●      Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided by your broker, bank, trustee or nominee.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter before the Annual Meeting other than those matters specified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in respect thereof in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Joseph Hernon
Joseph Hernon, Corporate Secretary
and Chief Financial Officer

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